Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281578 and 333-293011) and on Form S-8 (No. 333-284100) of Jet.AI Inc. (the “Company”) of our report dated March 6, 2026, relating to the consolidated financial statements as of and for the years ended December 31, 2025 and 2024, which appears in this Form 10-K.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 6, 2026